EXHIBIT 3.6

                              ARTICLES OF AMENDMENT

                                       TO

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        INFE, INC., A FLORIDA CORPORATION
                        ---------------------------------



         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment to the Amended and Restated Articles of Incorporation of INFE, INC.:

         1. The name of the Corporation is INFE, INC. (the "Corporation"), filed with the Florida Department of State on February 1, 1993 and assigned document number P93000007813.

         2. Article 1 is hereby amended to read as follows:

                                    ARTICLE 1
                                    ---------

         The name of the Corporation is PACER HEALTH CORPORATION (the "Corporation").

         3. Article 3 is hereby amended to read as follows:

                                    ARTICLE 3
                                    ---------

         The address of the registered office of the Corporation is 6101 Blue Lagoon Drive, Suite 420, Miami, Florida 33126 and the name of its registered agent at such address is Alfredo Jurado.

         4. Article 4 is hereby amended to read as follows:

                                    ARTICLE 4
                                    ---------

         The principal place of business and the mailing address of the Corporation is 7759 N.W. 146 Street, Miami Lakes, Florida 33016.

         5. Article 8, Section 8.1 is amended to read as follows:

         8.1 Authorized Shares: The total number of shares of capital stock that this Corporation has the authority to issue is nine hundred fifty million (950,000,000). The total number of shares of common stock that the Corporation is authorized to issue is nine hundred thirty million (930,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.0001) for an aggregate par value of ninety-three thousand dollars ($93,000). The total number of shares of preferred stock that the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.0001) for an aggregate par value of two thousand dollars($2,000).

         6. Article 12 is hereby added to read as follows:

         The officers and directors of the Corporation are as follows:

         Rainier Gonzalez - Director, President and Secretary
                            3822 SW 167 Terrace
                            Miramar, FL  33027

         Alfredo Jurado - Director
                          6101 Blue Lagoon Drive, #420
                          Miami, FL  33126

         Eric Pantaleon - Director
                          4505 SW 152 Avenue
                          Miami, FL  33027

         7. The foregoing amendments were adopted by all of the members of the Board of Directors of the Corporation and by a majority of the Shareholders of the Corporation, the number of votes cast being sufficient for approval, on September 24, 2003 and on December 11, 2003, respectively.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 15th day of December, 2003.


                                     INFE, INC.



                                     /s/ Rainier Gonzalez
                                     --------------------
                                     Rainier Gonzalez,
                                     President

                         CERTIFICATE OF REGISTERED AGENT
                         -------------------------------

         I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation. Dated this 15th day of December, 2003.



                                     /s/ Alfredo Jurado
                                     ------------------
                                     Alfredo Jurado